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                                                                   EXHIBIT 10.9
               AGREEMENT FOR THE PURCHASE/SALE OF CORPORATE STOCK

     AGREEMENT made this 1st day of March, 2000 by and between e-Net Financial.Com Corporation, a Nevada corporation (the "Seller") and E. G. Marchi ("Purchaser").

     WHEREAS, Seller is the owner of all of the outstanding shares of stock of VPNCOM.NET Inc., a Nevada corporation ("Corporation") and is desirous of selling its shares; and

     WHEREAS, Purchaser is desirous of purchasing all of the outstanding shares of the Corporation;

     NOW THEREFORE, In consideration of the mutual terms, conditions and covenants hereinafter set forth Seller and Purchaser agree as follows:

1. Seller hereby sells to the Purchaser and the Purchaser hereby purchases from the Seller all of the outstanding shares of stock of the Corporation, represented by Certificate Number 3, totaling 25,000 shares of the Common Stock of that Corporation.

2. Seller warrants and represents that it is the owner of the shares of stock referred to in paragraph 1 above; that such shares constitute all of the outstanding shares of stock of the Corporation; that it owns all of the shares of stock free and clear of all mortgages, pledges, liens, encumbrances, charges and claims; that it has the right, power and authority to enter into this Agreement, and to transfer and deliver the shares of stock heretofore owned by it to the Purchaser; and that there are no actions, suits, claims or litigation pending or threatened against or affecting the ownership by it of the shares transferred or delivered to the Purchaser. SELLER further warrants and covenants that the delivery by it of the Certificates for such shares accompanied by a Stock Power, as hereinafter provided for, is sufficient to and does transfer and convey full and clear title to all of the shares reflected by the Certificates to the Purchaser, and that it will make, execute and deliver such further instruments as may be required to confirm said transfer.

3. The purchase price for the shares shall consist of:
               a. $250,000.00 in the form of a 30 day Promissory Note bearing
                  10% annual interest, in the form and manner attached hereto as Schedule A and made part hereof by this reference.
               b. 250,000 shares of e-Net Financial.Com Corporation common stock, duly endorsed to SELLER.
               c. Assumption of any obligation of SELLER incurred by it
                  relative to its acquisition and operation of VPNCOM.NET Inc., including but not limited to that certain promissory note payable to Paul Stevens in the face amount of $145,000.00, as well as any other direct or contingent obligation as set forth in Schedule B attached hereto and made part hereof by this reference.

4. Purchaser shall have the right, and may delegate such right to anyone of his choice, to inspect the books and records of the Corporation to verify any and all statements, financial or otherwise, upon which the purchase price was based. Said inspection shall be on 48 hours' notice and is to be conducted during normal business hours at the Corporation's place of business.

5. As a condition subsequent, Seller shall deliver to Purchaser within 15 days of the execution hereof an audited statement of financial condition of the


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Corporation as of December 31, 1999. Seller knows of no fact which could justify or sustain the imposition of a liability on the Corporation other than the liabilities presently reflected on the Corporation's financial statements currently filed with the Securities and Exchange Commission.

6. Seller holds harmless and indemnifies the Purchaser for and on account of any loss, damage and expense incurred by the Purchaser by reason of the assertion by the Seller or on its behalf of any claim contrary to the terms of this Agreement, any breach of any of the foregoing warranties or any misrepresentation of the foregoing facts.

7. Seller confirms that as far as it is aware, all corporate taxes have been fully paid up to and including the calendar year 1998, and there is no reason for the imposition of any additional tax or penalty other than that due for 1999. In any event, Seller will indemnify and hold Purchaser harmless against any cost, expense or liability by reason of the imposition upon the Corporation of any additional income or other taxes and penalties (including interest) for the years up to and including 1998.

8. Seller agrees to cooperate with the Purchaser for an orderly transition of the business together with the Corporation's rights to continue to occupy the office and facilities space it presently occupies, as a subtenant of Seller. Seller shall cause the transfer to Purchaser of any and all rights to trademarks, business name, phone numbers and lines, or other intangible assets as well as equipment leases or other leases presently existing for the benefit of the Corporation. Seller shall, simultaneously with the execution of this Agreement, deliver to Purchaser resignation of its appointed officers and directors of the corporation, attached hereto as Exhibits.

9. Any notices to be delivered under the terms of this Agreement shall be sent certified mail, return receipt requested to:

              If  to Seller:        3200 S. Bristol Street
                                    Suite 710
                                    Costa Mesa, California 92626

              If  to Purchaser:     3200 S. Bristol Street
                                    Suite 725
                                    Costa Mesa, California 92626

10. This Agreement shall be binding upon the successors, heirs, executors, administrators and assigns of the parties hereto.

11. Regardless of the place of its execution it is hereby specifically agreed that this agreement shall be subject to the laws of the State of Nevada and the jurisdiction of the County of Clark therein. The parties hereby agreed that
     a. This Agreement and its validity, effect and performance shall be governed by and construed and enforced in accordance with, the substantive laws of the State of Nevada applicable to contracts made and to be performed entirely within said State, without reference to choice or conflict of laws principles or provisions which might otherwise be applicable or the law of any other forum without regard to the jurisdiction in which any action or special proceeding is filed; and
     b. The parties herby irrevocably submit and consent to the jurisdiction of any court of record of The State of Nevada and all purposes in


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connection with arbitration, including the entry of judgment on any award rendered thereon. The parties further agree that any process or Notice of Motion or other application to either of said courts, and any paper in connection with the arbitration may be served by certified mail, return receipt requested, or by personal service, or in such other manner as may be permissible under the rules of the applicable court of arbitration tribunal provided a reasonable time for appearance is allowed.

12. No modification of this Agreement will be effective unless it is in writing and is signed by both the Buyer and Seller. This Agreement binds and benefits both the Buyer and Seller and any successors. Time is of the essence of this agreement. This document, including any attachments, is the entire agreement between the Buyer and Seller.

13. This contract is subject to Arbitration pursuant to the Federal Arbitration Act (U.S.C. Section 1, et. seq.) and/or the 1958 convention of the recognition and enforcement of Foreign Arbitral Award, 9 U.S.C. Section 201 et. seq. Any controversy or claim arising out of, or relating to any part of this provision, or breach thereof, and which is not settled between the signatories hereto themselves, shall be settled in accordance with the above written statutes, which hearings to take place in the County of Clark, State of Nevada, United States of America, and judgment upon the award to the aggrieved signatory (signatories, their heirs, assignees, and their designees) for the full amount for the remuneration, plus all court costs, attorney fees, and other charges and damages deemed fair by the Arbitrator(s).

14. The Seller warrants and represents to the Purchaser that (i) the execution, delivery and performance of this Agreement has been duly authorized by necessary corporate proceedings and that this Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, and (ii) it is not a party to any agreement or contract pursuant to which there is any restriction or limitation upon its entering into this Agreement or performing its obligations hereunder.

15. If any part of this Agreement is void or otherwise invalid and, hence, unenforceable, such invalid or void portion shall be deemed to be separate and severable from the other portions of this Agreement, and the other portions shall be given full force and effect as if those void and invalid portions or provisions had never been a part of this Agreement.

16. This Agreement shall inure to the benefit of, be enforceable by, and bind the parties hereto and their respective heirs, executors, successors, permitted assigns and personal representative. Purchaser may assign this Agreement to any corporation or partnership the majority of which is owned and controlled by the Purchaser without prior written notice to the Seller.

17. This Agreement together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein. All prior agreements whether written or oral are merged herein and shall be of not force or effect.

18. The several representations, warranties and covenants herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any party. Seller hereby covenants that it has not failed to disclose any material fact or circumstances to Purchaser, which if known to the Purchaser prior to or during this


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transaction would alter the Purchaser's decision as to if or in what manner the
Purchaser would acquire the subject shares from Seller.

19. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and such counterparts together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

e-Net Financial.Com Corporation

by /s/ Michael P. Roth
   -----------------------------
         President

PURCHASER:

/s/ E. G. MARCHI
--------------------------------
E. G. MARCHI